UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

Lineage, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-42191	82-1271188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46500 Humboldt Drive

Novi, Michigan 48377

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 678-7271

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	LINE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

On July 26, 2024, Lineage, Inc. (the “Company” and, unless the context otherwise requires, together with its consolidated subsidiaries, “we,” “us,” or “our”) closed its registered underwritten public offering (the “Offering”) of 56,882,051 shares of common stock, $0.01 par value per share (the “Common Stock”), pursuant to the Company’s registration statement on Form S-11 (File No. 333-280470) and the registration statement on Form S-11 (File No. 333-280995) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) (together, the “Registration Statement”).

Underwriting Agreement

In connection with the Offering, the Company entered into the Underwriting Agreement, dated July 24, 2024, by and among the Company, Lineage OP, LP (the “Operating Partnership”), Lineage Logistics Holdings, LLC (“Lineage Holdings”) and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, the Operating Partnership and Lineage Holdings, customary conditions to closing, indemnification obligations of the Company, the Operating Partnership, Lineage Holdings and the underwriters, including for liabilities under the Securities Act, certain other obligations of the parties and termination provisions. The underwriters have a 30-day option to purchase 8,532,307 additional shares of Common Stock.

The summary above is qualified in its entirety by the text of the Underwriting Agreement, which is as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Agreement of Limited Partnership of Lineage OP, LP

On July 24, 2024, the Company, as sole general partner of the Operating Partnership, entered into an agreement of limited partnership (the “Partnership Agreement”) and a Unit Designation – Legacy Units (the “Legacy Unit Designation”) thereto. As described in the Registration Statement, pursuant to the Partnership Agreement, the Operating Partnership may issue common units of limited partnership interest (“OP units”), Legacy Class A OP Units, Legacy Class B OP Units (together with the Legacy Class A Units, “Legacy OP Units”) and LTIP Units. In addition, the Operating Partnership may authorize and issue additional classes of units of partnership interest in the future.

Pursuant to the Partnership Agreement, members of the Operating Partnership will have rights beginning 14 months after the issuance of the OP units to require the Operating Partnership to redeem all or part of their OP units (excluding any Legacy OP Units) for cash equal to the then-current market value of an equal number of shares of the Common Stock (determined in accordance with and subject to adjustment under the Partnership Agreement) or, at the Company’s election, to exchange their OP units for shares of Common Stock on a one-for-one basis subject to certain adjustments and the restrictions on ownership and transfer of the Company’s stock set forth in the Company’s charter. Over the course of the first three years following the closing of the Offering, all of the Legacy OP Units will ultimately be reclassified into OP units. Reclassification will be on a one-for-one basis, with each Legacy OP Unit becoming a single OP unit upon its reclassification.

The Company is the sole general partner of, and currently owns a 90.8% partner interest in, the Operating Partnership. Except as otherwise expressly provided in the Partnership Agreement, the Company, as general partner, has the exclusive power to manage and conduct the business of the Operating Partnership.

The foregoing description of the Partnership Agreement, including the Legacy Unit Designation, is only a summary and is qualified in its entirety by reference to the full text of the Partnership Agreement and the Legacy Unit Designation, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Ninth Amended and Restated Operating Agreement of Lineage Logistics Holdings, LLC

On July 24, 2024, the Operating Partnership, as managing member of Lineage Holdings, entered into the Ninth Amended and Restated Operating Agreement of Lineage Logistics Holdings, LLC (the “Operating Agreement”). As described in the Registration Statement, pursuant to the Operating Agreement, Lineage Holdings may issue common units and a class of units of membership interest designated as OPEUs (“OPEUs”) and may authorize and issue additional classes of units of membership interest.

Beginning July 26, 2026, each holder of OPEUs will have the right, subject to the terms and conditions set forth in the Operating Agreement, to require the Operating Partnership to exchange all or a portion of the OPEUs held by such holder for OP units, based on an exchange ratio of one OP unit for each OPEU, subject to adjustment as provided in the Operating Agreement. Holders of OP units issued in exchange for such OPEUs will not be able to redeem OP units until after the settlement of all legacy BGLH equity and all Legacy OP Units.

The Operating Partnership is the sole managing member of, and currently owns a 99.4% membership interest in, Lineage Holdings. Except as otherwise expressly provided in the Operating Agreement, the Operating Partnership, as managing member, has the exclusive power to manage and conduct the business of Lineage Holdings.

The foregoing description of the Operating Agreement is only a summary and is qualified in its entirety by reference to the full text of the Operating Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Transition Services Agreement

On July 24, 2024, Lineage Holdings entered into a transition services agreement (the “Transition Services Agreement”) with Bay Grove Management Company, LLC, a Delaware limited liability company (“BGMC”), pursuant to which BGMC will provide us with certain transition services supporting capital deployment and mergers and acquisitions activity until July 26, 2027, unless earlier terminated pursuant to the terms of the agreement, to help us build our full internal capability during that period. The Transition Services Agreement may be terminated by mutual written consent of Lineage Holdings or BGMC or by Lineage Holdings for cause (as defined in the Transition Services Agreement). Lineage Holdings will pay BGMC an annual fee equal to $8.0 million, or $24.0 million in the aggregate for the three-year period, which fee is payable in advance in equal quarterly installments. Lineage Holdings has also agreed to reimburse BGMC for all its out-of-pocket expenses incurred or accrued in connection with the performance of the services under the Transition Services Agreement. The foregoing description of the Transition Services Agreement is only a summary and is qualified in its entirety by reference to the full text of the Transition Services Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Stockholders Agreement

On July 24, 2024, the Company entered into a stockholders agreement (the “Stockholders Agreement”) with BG Lineage Holdings, LLC (“BGLH”), Adam Forste, Kevin Marchetti, D1 Master Holdco II LLC (“D1 Capital”), BGO Cold Storage Holdings II, LP (“BGO”) and Stonepeak Aspen Holdings LLC (“Stonepeak”).

The Stockholders Agreement requires the Company to nominate for election as its directors at any meeting of its stockholders a number of individuals designated by BGLH (each a “BGLH Director”) such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of BGLH Directors serving as directors of the Company will be equal to: (1) if BGLH and its affiliates together continue to beneficially own at least 50% of the outstanding shares of Common Stock, OPEUs held by persons other than the operating partnership and OP units (including OP units issuable upon reclassification of Legacy OP Units) held by persons other than us (collectively, the “total outstanding interests”) as of the record date for such meeting, the lowest whole number that is greater than 50% of the total number of directors comprising the Company’s board of directors; (2) if BGLH and its affiliates together continue to beneficially own at least 40% (but less than 50%) of the total outstanding interests as of the record date for such meeting, the lowest whole number that is at least 40% of the total number of directors comprising the Company’s board of directors; (3) if BGLH and its affiliates together continue to beneficially own at least 30% (but less than 40%) of the total outstanding interests as of the record date for such meeting, the lowest whole number that is at least 30% of the total number of directors comprising the Company’s board of directors; (4) if BGLH and its affiliates together continue to beneficially own at least 20% (but less than 30%) of the total outstanding interests as of the record date for such meeting, the lowest whole number that is at least 20% of the total number of directors comprising the Company’s board of directors; and (5) if BGLH and its affiliates together continue to beneficially own at least 5% (but less than 20%) of the total outstanding interests as of the record date for such meeting, the lowest whole number that is at least 10% of the total number of directors comprising the Company’s board of directors.

Following the date that BGLH is no longer entitled to designate at least two BGLH Directors, the Stockholders Agreement will require the Company to nominate for election as its directors at any meeting of its stockholders one individual designated by each of Mr. Forste (the “Forste Director”) and Mr. Marchetti (the “Marchetti Director”) if, as of the record date for such meeting, Mr. Forste, together with his affiliates, or Mr. Marchetti, together with his affiliates, as applicable, continue to beneficially own a number of total outstanding interests representing at least 1.76% of the total outstanding interests outstanding as of July 26, 2024.

The Stockholders Agreement will also require the Company to nominate for election as its directors at any meeting of its stockholders a number of individuals designated by Stonepeak (each a “Stonepeak Director”) as follows: (1) two Stonepeak Directors if Stonepeak and its affiliates together continue to own at least 25% of the shares of Common Stock outstanding as of the record date for such meeting (calculated as set forth in the Stockholders Agreement); (2) one Stonepeak Director if Stonepeak and its affiliates together continue to own (x) at least 10% (but less than 25%) of the shares of Common Stock outstanding as of the record date for such meeting (calculated as set forth in the Stockholders Agreement) or (y) any BGLH equity. If at any time Stonepeak has the right to designate two individuals for election as directors under the Stockholders Agreement and there are less than two Stonepeak Directors serving on the board of directors, the Stonepeak Director serving on the board of directors will have the power to cast two votes with respect to any matters presented to the board of directors.

In addition, for so long as BentallGreenOak owns (x) at least 10% of the total outstanding interests as of the record date for such meeting (calculated as set forth in the Stockholders Agreement) or (y) any BGLH equity, the Stockholders Agreement requires the Company to nominate for election as its directors at any meeting of its stockholders one individual designated by BentallGreenOak (the “BentallGreenOak Director”). We have agreed that the BentallGreenOak Director shall not be appointed to serve as (i) the chairperson of the Company’s board of directors or (ii) the chairperson of any committee of the Company’s board of directors.

For so long as the Stockholders Agreement remains in effect with respect to each of BGLH, Stonepeak, BentallGreenOak, Mr. Forste or Mr. Marchetti, such investor’s director may not be removed without the consent of such investor. In the case of a vacancy on the Company’s board of directors created by the removal or resignation of a BGLH Director, Stonepeak Director, BentallGreenOak Director, Forste Director or Marchetti Director, the Stockholders Agreement requires the Company to nominate for election an individual designated by the applicable investor to fill the vacancy. In addition, the Stockholders Agreement requires that any action with the purpose of, or that would have the effect of, discontinuing the Company’s qualification as a domestically controlled qualified investment entity will require the consent of each of Stonepeak, D1 Capital and BentallGreenOak for so long as each such entity is entitled to receive shares of Common Stock upon a distribution in kind from BGLH to owners of its equity.

The Stockholders Agreement will terminate with respect to each of BGLH, Stonepeak, D1 Capital, BentallGreenOak, Mr. Forste and Mr. Marchetti at the earlier to occur of (i) the applicable investor is no longer entitled to nominate a director pursuant to the Stockholders Agreement (or, with respect to D1 Capital, on the date when D1 Capital ceases to own (x) 10% or more of the total outstanding interests (calculated with respect to its share of any Common Stock held through BGLH as if no Founders Equity Share was due in respect of any BGLH equity held by D1 Capital and its affiliates) or (y) any BGLH equity) or (ii) the date on which the applicable investor requests that the agreement terminate with respect to itself.

In addition, the Stockholders Agreement will provide that the Company, on its own behalf and in its capacity as the general partner of the Operating Partnership, must use commercially reasonable efforts to (i) structure certain significant exit transactions (including mergers, consolidations and sales of substantially all of our assets or the assets of the Operating Partnership and its subsidiaries) in a manner that is tax-deferred to Messrs. Marchetti and Forste, their respective estate planning vehicles, family members and controlled affiliates, does not cause such parties to recognize gain for federal income tax purposes, and provides for substantially similar tax protections after such transactions, and (ii) cause the Operating Partnership or its subsidiaries to continuously maintain sufficient levels of indebtedness that are allocable for federal income tax purposes to Messrs. Marchetti and Forste and their respective personal holding entities to prevent them from recognizing gain as a result of any negative tax capital account or insufficient debt allocation, provided that such amount of debt shall not be required to exceed the amount allocable to the parties immediately following this offering, subject to certain exceptions. The Stockholders Agreement further provides that, prior to entering into an agreement to consummate such an exit transaction, the parties will negotiate in good faith on a tax-deferred structure that is reasonably acceptable to Messrs. Marchetti and Forste, their respective estate planning vehicles, family members and controlled affiliates. If the parties are unable to reach agreement after 45 days of negotiation, the Company’s recommended tax deferred structure will prevail. If material terms of the proposed transaction are modified or changed, the negotiation period will be extended by 30 days. In connection with the obligation to maintain sufficient liability allocations, if the Company or the Operating Partnership believes insufficient liabilities may be allocated to Messrs. Marchetti and Forste and their respective personal holding entities, the Company shall, and shall cause its subsidiaries to, provide Messrs. Marchetti and Forste, their respective estate planning vehicles, family members and controlled affiliates with an opportunity to guarantee indebtedness. These rights granted to Messrs. Marchetti and Forste, their respective estate planning vehicles, family members and controlled affiliates will last with respect to each as long as such person (or his estate planning vehicles, family members and controlled affiliates) has not disposed of more than 60% of his interest in us or obtained a fair market value adjusted tax basis as a result of the death of Messrs. Marchetti or Forste, respectively.

The foregoing description of the Stockholders Agreement is only a summary and is qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreements

On July 2024, the Company entered into a registration rights agreement with BGLH, pursuant to which the Company granted it and certain of its affiliates with certain “demand” registration rights and “piggyback” registration rights, including rights to demand that the

Company undertake a public offering of shares of Common Stock for the Company’s own account and use the net proceeds from such offering to purchase or redeem shares of Common Stock held by individuals designated by BGLH, with respect to 161,924,302 shares of Common Stock held by BGLH and 22,232,708 shares of Common Stock issuable upon redemption of 22,232,708 OP units. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities that may arise under the Securities Act of 1933, as amended (the “Securities Act”).

On July 2024, the Company entered into a registration rights agreement with holders of registrable securities (including Adam Forste and Kevin Marchetti, our Co-Executive Chairmen, affiliates of D1 Capital, affiliates of BGO and affiliates of Stonepeak), pursuant to which the Company granted them with certain resale registration rights with respect to shares of Common Stock that they may receive upon distributions from BGLH or upon exchange of OP units (including any OP units received in any reclassification of Legacy OP Units). The registration rights agreements will also provide that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act.

The foregoing descriptions of the registration rights agreements are only summaries and are qualified in their entirety by reference to the full text of the registration rights agreements, copies of which are filed as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Aircraft Time Sharing Agreement

On July 2024, the Company entered into an aircraft time sharing agreement (the “Time Sharing Agreement”) with Bay Grove Capital LLC (“Bay Grove”) under which we may lease the aircraft from Bay Grove for certain flights in accordance with applicable federal aviation regulations. For all such use under the Time Sharing Arrangement, we will pay for time sharing costs in accordance with applicable federal aviation regulations. Time sharing costs include, among other items, fuel and oil costs, crew and food and beverage costs, hangar and tie-down costs, landing fees, airport taxes, and similar assessments, and other costs incurred in planning for and operating the applicable flight. The term of the Time Sharing Agreement is one year, which term will be automatically renewed for successive one year terms at the end of each year. The foregoing description of the Time Sharing Agreement is only a summary and is qualified in its entirety by reference to the full text of the Time Sharing Agreement, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Put Option Agreement

On July 24, 2024, the Company, the Operating Partnership and Lineage Holdings entered into a put option agreement with BGLH (the “Put Option Agreement”), to provide successive special repurchase rights and cash and equity top-up rights to certain legacy investors that mirror those given by BGLH to its investors and those given by the Operating Partnership to its investors, in each case, in connection with certain minimum value guarantees and/or the alternative option to elect cash or equity top-up rights to achieve a certain minimum equity valuation at a specific date. The foregoing description of the Put Option Agreement is only a summary and is qualified in its entirety by reference to the full text of the Put Option Agreement, a copy of which is filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

Expense Reimbursement and Indemnification Agreement

On July 24, 2024, Lineage Holdings entered into an expense reimbursement and indemnification agreement (the “Expense Reimbursement and Indemnification Agreement”) with BGLH, BG Lineage Holdings LHR, LLC and BGMC, pursuant to which Lineage Holdings has agreed to (i) advance to or reimburse such entities for all of their expenses in any way related to our company, including expenses incurred in connection with the coordinated settlement process that will occur for up to three years for all legacy investors in both BGLH and the Operating Partnership and (ii) indemnify such entities to the fullest extent permitted by applicable law against liabilities that may arise in any way related to our company, including liabilities incurred in connection with or as a result of the coordinated settlement process. The foregoing description of the Expense Reimbursement and Indemnification Agreement is only a summary and is qualified in its entirety by reference to the full text of the Expense Reimbursement and Indemnification Agreement, a copy of which is filed as Exhibit 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreements

The Company entered into an indemnification agreement with each of the Company’s directors and executive officers effective as of July 24, 2024 (collectively, the “Indemnification Agreements”). The Indemnification Agreements provide, in general, that the Company will indemnify these individuals to the maximum extent permitted under Maryland law and the Company’s charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified upon our receipt of certain affirmations and undertakings. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable. The foregoing description of the Indemnification Agreements is only a summary and is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.11 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements

The information set forth in Item 1.01 under the heading “Indemnification Agreements” is incorporated herein by reference.

Board of Directors

Effective July 24, 2024, Messrs. John Carrafiell, Greg Lehmkuhl, Luke Taylor, Michael Turner and James Wyper and Mses. Shellye Archambeau, Joy Falotico and Lynn Wentworth were elected to the board of directors of the Company. Mses. Falotico and Wentworth and Mr. Turner will serve on the Company’s Audit Committee. Messrs. Forste, Carrafiell and Wyper and Ms. Wentworth will serve on the Company’s Compensation Committee. Messrs. Forste and Marchetti and Ms. Archambeau will serve on the Company’s Nominating and Corporate Governance Committee. Mr. Turner and Ms. Wentworth will serve on the Company’s Equity Award Committee. Messrs. Forste, Marchetti and Turner and Mses. Archambeau, Falotico and Wentworth were nominated by BGLH, Messrs. Taylor and Wyper were nominated by Stonepeak and Mr. Carrafiell was nominated by BGO, in each case, pursuant to the Stockholders Agreement and elected to the Board of Directors of the Company.

Biographical information regarding the directors, equity awards made to eligible non-employee directors, a description of the material terms of the directors’ annual compensation and relationships required to be disclosed pursuant to Item 404(a) of Regulation S-K have previously been reported by the Company in the Registration Statement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Amendment and Restatement

On July 24, 2024, the Company filed with the State Department of Assessments and Taxation of Maryland its Articles of Amendment and Restatement. A copy of the Company’s Articles of Amendment and Restatement, which became effective on the filing date of July 24, 2024, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

The Company also adopted its Amended and Restated Bylaws effective July 24, 2024. A copy of the Company’s Amended and Restated Bylaws dated July 24, 2024 is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On July 24, 2024, the Company redeemed its Series A preferred stock, the Operating Partnership redeemed its Series A preferred units and Lineage Holdings redeemed its Series A preferred units, in each case, for $0.6 million in cash plus any accrued but unpaid dividends.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 24, 2024, among Lineage, Inc., Lineage OP, LP, Lineage Logistics Holdings, LLC and Morgan Stanley & Co. LLC, Goldman Sachs & Co., LLC BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

3.1	Articles of Amendment and Restatement of Lineage, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-280997), filed on July 25, 2024)

3.2	Amended and Restated Bylaws of Lineage, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-280997), filed on July 25, 2024)

10.1	Agreement of Limited Partnership of Lineage OP, LP

10.2	Unit Designation – Legacy Units of Lineage OP, LP

10.3	Ninth Amended and Restated Operating Agreement of Lineage Logistics Holdings, LLC

10.4	Transition Services Agreement, dated July 24, 2024, between Lineage Logistics Holdings, LLC and Bay Grove Management Company, LLC

10.5	Stockholders Agreement, dated July 24, 2024, among Lineage, Inc. and the investors party thereto

10.6	Registration Rights Agreement, dated July 24, 2024, between Lineage, Inc. and BG Lineage Holdings, LLC

10.7	Registration Rights Agreement, dated July 24, 2024, among Lineage, Inc., Adam Forste, Kevin Marchetti and the other holders party thereto

10.8	Aircraft Time Sharing Agreement, dated July 24, 2024, between Bay Grove Capital, LLC and Lineage, Inc.

10.9	Put Option Agreement, dated July 24, 2024, among Lineage, Inc., Lineage OP, LP, Lineage Logistics Holdings, LLC and BG Lineage Holdings, LLC

10.10	Expense Reimbursement and Indemnification Agreement, dated July 24, 2024

10.11	Form of Indemnification Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAGE, INC.

By:	/s/ Greg Lehmkuhl
Name:	Greg Lehmkuhl
Title:	President and Chief Executive Officer

Date:	July 26, 2024